UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 16, 2007

OPLINK COMMUNICATIONS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-31581	77-0411346
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

46335 Landing Parkway, Fremont, California		94538
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-933-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2007, Oplink Communications, Inc. ("Oplink") announced the appointment of Shirley as its Chief Financial Officer. Oplink previously announced, on June 21, 2007, Ms. Yin’s appointment to the position of Vice President, Finance, and Acting Chief Financial Officer, which appointment became effective on July 2, 2007, following the departure of Oplink’s previous Chief Financial Officer.

Ms. Yin joined Oplink in June 2000 as its Accounting Manager and was promoted to Controller in October 2003. Before joining Oplink, Ms. Yin spent three years at PricewaterhouseCoopers as a Business Assurance Senior Associate. She is a Certified Public Accountant and has more than 10 years of experience in finance and accounting. Ms. Yin received her Master in Accountancy from the University of Southern California.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPLINK COMMUNICATIONS, INC.

August 21, 2007	By:	/s/ Joseph Y. Liu

Name: Joseph Y. Liu
Title: President and Chief Executive Officer